Exhibit 99.1

PRIMORIS SERVICES CORPORATION ANNOUNCES EXECUTIVE TRANSITION

Dallas, TX – November 1, 2019–  Primoris Services Corporation (NASDAQ Global Select: PRIM) (“Primoris” or “Company”) today announced its Board of Directors has approved an executive transition effective November 4, 2019.  David King will transition out of his positon as Chief Executive Officer, while remaining as Chairman of the Board and assuming the non-employee role of Senior Strategic Advisor.   The Company also announced that its Board of Directors has unanimously selected Primoris’ President Tom McCormick to succeed Mr. King as the Company’s Chief Executive Officer.   Mr. King will transition from his position as Chief Executive Officer after filing of the Company’s third quarter Form 10-Q and earnings call.

David King stated, “The past four years as Primoris’ CEO have been a professional and personal joy for me.  We have seen our revenue expand to over $3 Billion, driven by our strategic organic growth and acquisitions.   I have enjoyed working with our dedicated leadership team to bring continued profitable growth to Primoris, both through geographic expansion and entrance into new end markets. Tom has been an integral part of that process, and combined with his many years of industry experience, I am fully confident that Primoris will thrive under his leadership.  I am looking forward to remaining on the Board as Chairman and working with the Primoris team on our long-term strategy and our future acquisitions.

Tom McCormick commented, “Having worked with David for many years, I have tremendous respect for his leadership and the many skills he brought to Primoris.  I look forward to continuing to work with him in his role as Chairman of the Board.  I am grateful for the opportunity the Board has given me to lead Primoris and continue our tradition of safe and profitable growth.”

ABOUT TOM MCCORMICK

Mr. McCormick joined Primoris in April 2016 as Chief Operating Officer and was promoted to Primoris’ President in April 2019.  Mr. McCormick has over 30 years of experience in design and construction with a wide range of knowledge in the gas processing, refining/petrochemical, power, pipeline, liquids recovery, Liquefied Natural Gas (“LNG”) and gas compression markets. Mr. McCormick received his bachelor’s degree in Civil Engineering from Florida State University and an Advanced Management Program from INSEAD in France.

ABOUT PRIMORIS

Founded in 1960, Primoris, through various subsidiaries, has grown to become one of the largest publicly traded specialty construction and infrastructure companies in the United States. Serving diverse end-markets, Primoris provides a wide range of construction, fabrication, maintenance, replacement, water and wastewater, and engineering services to major public utilities, petrochemical companies, energy companies, municipalities, state departments of transportation, and other customers. Growing both organically and through acquisitions, the Company’s national footprint now extends nearly nationwide and into Canada. For additional information, please visit www.prim.com.

FORWARD LOOKING STATEMENTS

This press release contains certain forward-looking statements, including with regard to the Company’s future performance. Words such as "estimated," "believes," "expects," "projects," “may,” and "future" or similar expressions are intended to identify forward-looking statements.  Forward-looking statements inherently involve known and unknown risks, uncertainties, and other factors, including without limitation, those described in this press release and those detailed in the "Risk Factors" section and other portions of our Annual Report on Form 10-K for the period ended December 31, 2018, and other filings with the Securities and Exchange Commission.  Given these uncertainties, you should not place undue reliance on forward-looking statements.  Primoris does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Company Contact
Kate Tholking
Vice President of Investor Relations
(214) 740-5615
ktholking@prim.com